AMENDED AND RESTATED SCHEDULE A TO THE SUPERVISION AND ADMINISTRATION AGREEMENT BETWEEN GLOBAL X FUNDS AND GLOBAL X MANAGEMENT COMPANY LLC DATED SEPTEMBER 25, 2019 Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios as of May 21, 2024: Name of Fund Annual Supervision and Admin Fee Date Fund Approved by Board Date Board Approved Continuance of I/A/A Date Fund Commenced Operations Global X Thematic Growth ETF 0.50% November 13, 2018 December 21, 2023 October 25, 2019 Global X Alternative Income ETF 0.50% March 10, 2015 December 21, 2023 July 13, 2015 Global X Blockchain & Bitcoin Strategy ETF 0.65% September 17, 2021 December 21, 2023 November 15, 2021 Global X Gold Income Strategy ETF 0.60% February 24, 2023 December 21, 2023 Global X U.S. Preferred ETF 0.23% February 24, 2017 December 21, 2023 September 11, 2017 Global X Variable Rate Preferred ETF 0.25% February 18, 2020 December 21, 2023 June 22, 2020 Global X Emerging Markets Bond ETF 0.39% February 18, 2020 December 21, 2023 June 1, 2020 Global X Adaptive U.S. Risk Management ETF 0.39% November 11, 2020 December 21, 2023 January 12, 2021 Global X Interest Rate Hedge ETF 0.45% February 25, 2022 December 21, 2023 July 5, 2022 Global X Interest Rate Volatility & Inflation Hedge ETF 0.45% February 25, 2022 December 21, 2023 July 5, 2022 Global X Emerging Markets ex-China ETF 0.75% September 16, 2022 December 21, 2023 May 12, 2023 Global X Emerging Markets Great Consumer ETF 0.75% September 16, 2022 December 21, 2023 May 12, 2023 Global X Brazil Active ETF 0.75% May 19, 2023 December 21, 2023 August 16, 2023 Global X India Active ETF 0.75% May 19, 2023 December 21, 2023 August 17, 2023 Global X S&P 500 Quality Dividend Covered Call ETF 0.30% August 17, 2023 December 21, 2023 May 7, 2024 Global X Bitcoin Trend Strategy ETF 0.95% August 17, 2023 December 21, 2023 March 20, 2024 Global X MLP & Energy Infrastructure Covered Call ETF 0.60% March 7, 2024 May 7, 2024 Global X Bitcoin Covered Call Strategy ETF 0.75% May 21, 2024 Global X Russell 2000 Covered Call ETF 1 0.60% November 13, 2018 December 21, 2023 April 17, 2019 Global X Russell 2000 Covered Call & Growth ETF 1,2 0.35% August 10, 2022 December 21, 2023 October 4, 2022 * Asset-based custody fees are not included in the annual Supervision and Administration fee. Asset-based custody fees will be borne by the respective fund. 1 Fund transitioned from Amended and Restated Supervision and Administration Agreement dated July 2, 2018 to Supervision and Administration Agreement dated September 25, 2019. 2 Effective April 11, 2024, the annual Supervision and Administration fee for the Global X Russell 2000 Covered Call & Growth ETF was reduced from 0.60% to 0.35%. [SIGNATURES TO FOLLOW]

GLOBAL X FUNDS By: Joseph Costello Title: Chief Compliance Officer GLOBAL X MANAGEMENT COMPANY LLC By: Joseph Costello Title: Chief Compliance Officer